Exhibit 99.2

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF INCOME

	Quarter Ended
(Unaudited, amounts in thousands, except per share data)	7/29/17	7/30/16
Sales	$357,079	$340,783
Cost of sales	217,976	206,562
Gross profit	139,103	134,221
Selling, general and administrative expense	122,805	111,763
Operating income	16,298	22,458
Interest expense	157	115
Interest income	343	204
Other income (expense), net	1,749	(762)
Income before income taxes	18,233	21,785
Income tax expense	6,489	7,777
Net income	11,744	14,008
Net income attributable to noncontrolling interests	(93)	(202)
Net income attributable to La-Z-Boy Incorporated	$11,651	$13,806

Basic weighted average common shares	48,357	49,105
Basic net income attributable to La-Z-Boy Incorporated per share	$0.24	$0.28

Diluted weighted average common shares	48,846	49,594
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.24	$0.28

Dividends declared per share	$0.11	$0.10

LA-Z-BOY INCORPORATED

CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands, except par value)	7/29/17	4/29/17
Current assets
Cash and equivalents	$119,628	$141,860
Restricted cash	5,963	8,999
Receivables, net of allowance of $2,557 at 7/29/17 and $2,563 at 4/29/17	134,904	150,846
Inventories, net	178,508	175,114
Other current assets	49,882	40,603
Total current assets	488,885	517,422
Property, plant and equipment, net	171,078	169,132
Goodwill	74,766	74,245
Other intangible assets, net	18,438	18,489
Deferred income taxes — long-term	38,372	40,131
Other long-term assets, net	76,982	69,436
Total assets	$868,521	$888,855

Current liabilities
Current portion of long-term debt	$206	$219
Accounts payable	47,352	51,282
Accrued expenses and other current liabilities	126,948	147,175
Total current liabilities	174,506	198,676
Long-term debt	242	296
Other long-term liabilities	90,777	88,778
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares — 5,000 authorized; none issued	—	—
Common shares, $1 par value — 150,000 authorized; 48,268 outstanding at 7/29/17 and 48,472 outstanding at 4/29/17	48,268	48,472
Capital in excess of par value	293,041	289,632
Retained earnings	280,251	284,698
Accumulated other comprehensive loss	(30,248)	(32,883)
Total La-Z-Boy Incorporated shareholders’ equity	591,312	589,919
Noncontrolling interests	11,684	11,186
Total equity	602,996	601,105
Total liabilities and equity	$868,521	$888,855

LA-Z-BOY INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

	Quarter Ended
(Unaudited, amounts in thousands)	7/29/17	7/30/16
Cash flows from operating activities
Net income	$11,744	$14,008
Adjustments to reconcile net income to cash provided by (used for) operating activities
Deferred income tax expense	1,344	(1,076)
Provision for doubtful accounts	(22)	(77)
Depreciation and amortization	7,758	6,800
Equity-based compensation expense	3,558	3,329
Change in receivables	15,753	17,664
Change in inventories	(2,477)	510
Change in other assets	(10,837)	(1,467)
Change in payables	(3,974)	403
Change in other liabilities	(3,339)	(4,341)
Net cash provided by operating activities	19,508	35,753

Cash flows from investing activities
Proceeds from disposals of assets	459	35
Proceeds from property insurance	450	—
Capital expenditures	(9,146)	(5,209)
Purchases of investments	(10,851)	(7,695)
Proceeds from sales of investments	5,857	3,670
Acquisitions, net of cash acquired	(15,879)	(5,281)
Net cash used for investing activities	(29,110)	(14,480)

Cash flows from financing activities
Payments on debt	(66)	(89)
Stock issued for stock and employee benefit plans, net of shares withheld for taxes	377	860
Excess tax benefit on stock option exercises	—	1,137
Purchases of common stock	(11,491)	(13,567)
Dividends paid	(5,337)	(4,923)
Net cash used for financing activities	(16,517)	(16,582)

Effect of exchange rate changes on cash and equivalents	851	116
Change in cash, cash equivalents and restricted cash	(25,268)	4,807
Cash, cash equivalents and restricted cash at beginning of period	150,859	121,335
Cash, cash equivalents and restricted cash at end of period	$125,591	$126,142

Supplemental disclosure of non-cash investing activities
Capital expenditures included in payables	$1,671	$—

LA-Z-BOY INCORPORATED

SEGMENT INFORMATION

	Quarter Ended
(Unaudited, amounts in thousands)	7/29/17	7/30/16
Sales
Upholstery segment:
Sales to external customers	$224,814	$223,809
Intersegment sales	49,593	43,607
Upholstery segment sales	274,407	267,416

Casegoods segment:
Sales to external customers	21,019	20,585
Intersegment sales	4,491	4,453
Casegoods segment sales	25,510	25,038

Retail segment sales	110,516	95,720

Corporate and Other:
Sales to external customers	730	669
Intersegment sales	1,930	1,210
Corporate and Other sales	2,660	1,879

Eliminations	(56,014)	(49,270)
Consolidated sales	$357,079	$340,783

Operating Income (Loss)
Upholstery segment	$23,299	$30,499
Casegoods segment	2,739	2,147
Retail segment	1,767	2,183
Corporate and Other	(11,507)	(12,371)
Consolidated operating income	$16,298	$22,458

LA-Z-BOY INCORPORATED

UNAUDITED FISCAL 2017 QUARTERLY FINANCIAL DATA (AS ADJUSTED)

In the first quarter of fiscal 2018, we early adopted the provisions of ASU 2017-07, which reclassified certain pension costs out of cost of sales and into other income (expense), net. This change required retrospective application to the prior year. To aid in the understanding of our financial results, the table below presents our fiscal 2017 quarterly financial results, as adjusted to conform to current year presentation.

(Unaudited, amounts in thousands, except per share data) Fiscal Quarter Ended	7/30/16	10/29/16	1/28/17	4/29/17
Sales	$340,783	$376,579	$389,992	$412,706
Cost of sales	206,562	227,195	233,185	243,815
Gross profit	134,221	149,384	156,807	168,891
Selling, general and administrative expense	111,763	115,526	123,235	125,437
Operating income	22,458	33,858	33,572	43,454
Interest expense	115	117	562	279
Interest income	204	234	241	302
Income from Continued Dumping and Subsidy Offset Act, net	—	—	273	—
Other income (expense), net	(762)	(969)	(52)	(1,000)
Income before income taxes	21,785	33,006	33,472	42,477
Income tax expense	7,777	11,901	9,830	14,248
Net income	14,008	21,105	23,642	28,229
Net income attributable to noncontrolling interests	(202)	(272)	(356)	(232)
Net income attributable to La-Z-Boy Incorporated	$13,806	$20,833	$23,286	$27,997

Diluted weighted average common shares	49,594	49,511	49,384	49,181
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.28	$0.42	$0.47	$0.57

Dividends declared per share	$0.10	$0.10	$0.11	$0.11